Responses to N-SAR for 9/30 Funds for the period ending
September 30, 2015


Equity Funds

Policies with respect to security investments.

Exhibit 99.77D

During the period covered by the report, the First Investors Opportunity Fund and the First Investors Special Situations
Fund disclosed investing in exchange-traded funds as a principal investment strategy. Such revised strategy was described in a supplement, dated September 21, 2015, to the Equity Funds' Prospectus, which was filed with the Securities and Exchange Commission via EDGAR on September 18, 2015 pursuant to Rule 497 under the Securities Act of 1933
(Accession No. 0000898432-15-001085), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

During the period covered by the report, the First Investors Equity Funds disclosed a change to their policies on waivers of sales charges, which was described in a supplement, dated September 21, 2015, to the Equity Funds' Prospectus, which was filed with the Securities and Exchange Commission via EDGAR on September 18, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000898432-15-001085),
which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.